Exhibit 3.1

Delaware The First State	Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “ROX FINANCIAL LP”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JANUARY, A.D. 2020, AT 3:17 O`CLOCK P.M.

7801670 8100 SR# 20200304287 You may verify this certificate online at corp.delaware.gov/authver.shtml	Authentication: 202203868 Date: 01-16-20

State of Delaware Secretary of State Division of Corporations Delivered 03:17 PM 01/15/2020 FILED 03:17 PM 01/15/2020 SR 20200304287 - File Number 7801670

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ROX FINANCIAL LP

The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

First: The name of the limited partnership is ROX Financial LP.

Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Third: The name and mailing address of its sole general partner is: ROX Financial GP LLC, 7 World Trade Center, 250 Greenwich St., 10th Floor, New York, New York 10007.

Fourth: The limited partnership may establish one or more designated series of limited partners, general partners, partnership interests or assets. Notice is hereby given pursuant to Section 17-218(b) of the Delaware Revised Uniform Limited Partnership Act that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series or the general partners associated with such series and not against the assets of the limited partnership generally, any other series thereof, or any general partner not associated with such series, and, unless otherwise provided in the partnership agreement, as amended from time to time, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the limited partnership generally or any other series thereof shall be enforceable against the assets of such series or the general partners associated with such series.

The undersigned has executed this Certificate of Limited Partnership as of January 15, 2020.

ROX FINANCIAL GP LLC

By:	/s/ David Ronn
Name:	David L. Ronn
Title:	General Counsel